Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-173989) pertaining to the Sourcefire, Inc. 2007 Stock Incentive Plan,

(2) Registration Statement (Form S-8 No. 333-166580) pertaining to the Sourcefire, Inc. 2007 Stock Incentive Plan,

(3) Registration Statement (Form S-8 No. 333-159108) pertaining to the Sourcefire, Inc. 2007 Stock Incentive Plan,

(4) Registration Statement (Form S-8 No. 333-148503) pertaining to the Sourcefire, Inc. 2007 Employee Stock Purchase Plan, and

(5) Registration Statement (Form S-8 No. 333-141396) pertaining to the Sourcefire, Inc. 2002 Stock Incentive Plan and the Sourcefire, Inc. 2007 Stock Incentive Plan;

of our reports dated February 29, 2012, with respect to the consolidated financial statements of Sourcefire, Inc., and the effectiveness of internal control over financial reporting of Sourcefire, Inc., included in this Annual Report (Form 10-K) of Sourcefire, Inc. for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Baltimore, Maryland

February 29, 2012